LIONBRIDGE ANNOUNCES Q4 AND FY 2013 RESULTS; REPORTS RECORD QUARTERLY REVENUE OF $127.5
MILLION, RECORD GAAP EPS OF $0.10 AND NON-GAAP EPS OF $0.18

Delivers Strong FY 2013 with Revenue of $489.2 Million, GAAP EPS of $0.19 and non-GAAP EPS of
$0.44; Reaffirms Outlook for Ongoing Revenue and Earnings Growth in 2014

WALTHAM, Mass. – February 04, 2014 — Lionbridge Technologies, Inc. (Nasdaq: LIOX) today announced financial results for the fourth quarter and year ended December 31, 2013.

Financial highlights for the fourth quarter include:

•	Record revenue of $127.5 million, an increase of $13.6 million, or 12% year-on-year compared to the fourth quarter of 2012.

•	GAAP net income of $6.5 million, or $0.10 per share based on 62.4 million fully diluted shares outstanding, compared to GAAP net income of $3.3 million, or $0.05 per diluted share in the fourth quarter of 2012.

•	Non-GAAP adjusted earnings of $10.9 million or $0.18 per share. The Company defines non-GAAP earnings as GAAP net income excluding restructuring and acquisition-related costs, asset impairment, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $11.4 million during the quarter.

•	Ending cash balance of $38.9 million and long-term debt of $27.0 million.

“The fourth quarter marked yet another quarter of strong top line growth, solid earnings expansion and increasing cash flows. Our second half momentum and strong new business pipeline underscore that we have the right strategy, the right model and the right offerings to deliver sustainable annual revenue and earnings growth,” said Rory Cowan, CEO of Lionbridge. “As we apply our unique crowd-in-the-cloud model to new applications and new markets, we expect ongoing growth in 2014 and beyond.”

Financial Highlights for Fiscal Year 2013 include:

•	Revenue of $489.2 million, an increase of $32.0 million, or 7% year-on-year compared to FY 2012.

•	GAAP net income of $12.0 million, or $0.19 per share based on 62.0 million fully diluted shares outstanding. This compares to GAAP net income of $11.3 million, or $0.19 per diluted share in FY 2012.

•	Non-GAAP adjusted earnings of $27.3 million or $0.44 per share. The Company defines non-GAAP earnings as GAAP net income excluding restructuring and acquisition-related costs, asset impairment, stock-based compensation and amortization of acquisition-related intangible assets. Please see the section of this release entitled “Non-GAAP Financial Measures” and the attached table for details and reconciliations of this measure to the comparable GAAP measure.

•	Cash flow from operations of $28.8 million for the year.

Business highlights for FY 2013 include:

•	Secured several, multi-year, multi-million dollar engagements with leading organizations in the automotive, life sciences, luxury retail, manufacturing, technology and hospitality industries.

•	Appointed Richard Tobin, a former SVP of Operations for DigitasLBi, as Senior Vice President and General Manager responsible for Lionbridge’s language services business and global marketing operations offerings.

•	Announced and closed the acquisition of E5 Systems, a US-based, privately-held provider of application development and testing solutions. With E5 Systems’ annual revenue of approximately $4 million, the acquisition provides Lionbridge with access to long-standing relationships with clients in the hospitality and financial services industries and qualified development and testing professionals in the US and in Jinan, China.

•	Successfully expanded its global digital marketing offerings as Lionbridge worked with global brand leaders to manage and optimize digital marketing campaigns in international markets.

•	Introduced and secured several new clients for Lionbridge Business Process Crowdsourcing practice, a suite of professional crowdsourcing offerings that enable enterprises to increase productivity, maximize workforce elasticity and reduce costs through a highly flexible workforce model. The new offerings, which include data research and validation, in-country testing and crowd-based language services, enable Lionbridge to extend its proven, professional crowd solutions into new vertical markets.

•	Acquired 1.7 million shares of its common stock for an aggregate purchase price of $5.2 million.

•	Established a new five-year, $100 million global bank facility, which includes a $65 million revolving credit facility with an additional $35 million accordion feature. The new facility replaces the Company’s previous revolving credit facility. The Company plans to use the new facility to fund investments, including potential acquisitions.

“We exited 2013 with strong revenue and margin momentum year-on-year. We continued to grow our large, long-standing clients through innovative new solutions and offerings. We secured new business wins with multi-year commitments for recurring revenue. We continued to successfully expand our business into new vertical markets,” said Rory Cowan, CEO of Lionbridge. “Our achievements in 2013 serve as a platform for our continued revenue and earnings growth this year and beyond.”

The Company provided revenue expectations for the first quarter 2014 with estimated revenue of $120-$123 million. Lionbridge also reiterated its expectations for FY 2014 revenue growth of 5-10% year-on-year with further growth in profitability.

Lionbridge management will conduct a conference call at 9:00 a.m. ET this morning to discuss financial performance for the quarter and other matters, including matters related to its future performance. To participate, callers within the United States can dial 888-673-9804 and international callers can dial 312-470-7373. The pass code for the call is Lionbridge. The conference call will also be available online here or on the financial events page of the investor guide on the Lionbridge website www.lionbridge.com

Non-GAAP Financial Measures
In this release, the Company’s adjusted earnings and adjusted earnings per share are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. These measures are presented because management believes they provide additional information to investors with respect to the performance of our fundamental business activities. These measures are Non-GAAP financial measures and should not be viewed as alternatives to GAAP measures of performance. Management believes the most directly comparable GAAP financial measures for adjusted earnings and adjusted earnings per share are net income and diluted net income per share respectively, and has provided a reconciliation of these measures to net income at the end of this release.

About Lionbridge
Lionbridge Technologies, Inc. (NASDAQ: LIOX) is a provider of translation, development and testing solutions. Lionbridge combines global resources with proven program management methodologies to serve as an outsource partner throughout a client’s product and content lifecycle — from development to translation, testing and maintenance. Global organizations rely on Lionbridge services to increase international market share, speed adoption of global products and content, and enhance their return on enterprise applications and IT system investments. Based in Waltham, Mass., Lionbridge maintains solution centers in 26 countries and provides services under the Lionbridge and VeriTest brands. To learn more, visit http://www.lionbridge.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including expected financial performance, anticipated customer demand for the Company’s services and expected revenue and earnings growth, the pace and strengthening of such growth, of Lionbridge in Q1 2014, and FY 2014, and the company’s planned use of its new credit facility to fund investments including potential acquisitions. These forward-looking statements reflect management’s current views and Lionbridge does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law. Lionbridge’s actual experiences, actions, financial and operating results may differ materially from those discussed in the forward-looking statements. Factors that might cause such a difference include Lionbridge’s ability to provide and maintain high quality services at a competitive price and related customer satisfaction with such service delivery; the loss of or reduction in demand from one or more major client or customer, which would materially affect Lionbridge’s business; Lionbridge’s ability to expand its relationships with existing clients; [the cost and timing of cost reduction and restructuring activities;] Lionbridge’s ability to broaden its client base; the Company’s dependence on clients’ product releases, production schedules and procurement strategies to generate revenues; the Company’s ability to attract and integrate new operational leadership; the anticipated benefits of expansion of global language workflow technologies; the impact of competing language technology on the Company’s existing customer relationships and ability to secure new customers; the ability of Lionbridge to realize the expected benefits of its technology initiatives and acquisitions, including E5 Systems, and the timing of the realization of such benefits; errors, interruptions or delays in SaaS-based technology, technology-enabled delivery platforms or Web hosting; breaches of security measures; risks associated with the financial aspects of the subscription model utilized in connection with the its SaaS-based technology offerings; the cost, complexity, timing and speed of continued development and enhancements technology initiatives, including customer and user acceptance of the Company’s services and technologies; the termination of customer contracts or engagements prior to the end of their term; the size, timing and recognition of revenue from clients; the ability of Lionbridge to integrate acquisitions and expand its customer relationships and the timing and success of such activities; the impact of foreign currency fluctuations on revenue, margins, costs, operating results and profitability and the Company’s ability to successfully manage this exposure; the portion of the Company’s service engagements that are subject to the impact of foreign currency fluctuations; uncertainty and volatility in global economic conditions that could negatively affect demand for the Company’s services and technologies; reduced demand for the Company’s services that adversely impacts Lionbridge’s future revenues, cash flows, results of operations and financial condition; Lionbridge’s ability to perform services in lower cost operational locations and the timing of its transfer of service execution to such locations, and customer acceptance of service execution in such locations; risks associated with conducting business outside of the United States, including compliance with changing and potentially conflicting laws and regulations and expenses and delays associated with any such activities; risks associated with competition; Lionbridge’s ability to forecast revenue, profitability, technology adoption, customer demand and operating results; changes in tax rates applicable to the Company and changes to the interpretations of applicable tax rates; changes in interpretation of statutory and regulatory positions by international tax authorities in countries in which Lionbridge conducts business; changes in interpretation of employment and tax positions by U.S. state and federal authorities; the failure of Lionbridge to keep pace with technological changes or changing customer needs; the risk of claims by third parties of intellectual property claims; the ability of Lionbridge to respond to fluctuations in the complexity, timing and mix of services required by customers; and Lionbridge being held liable for defects or errors in its service offerings. For a more detailed description of the risk factors associated with Lionbridge, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent filings with the SEC (copies of which may be accessed through the SEC’s website at http://www.sec.gov.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue ........................................	$127,472	$113,843	$489,196	$457,198
Operating expenses:
Cost of revenue (excluding depreciation and amortization shown separately below).............................................................	85,290	79,330	334,513	314,252
Sales and marketing.............................................................	9,219	9,755	36,216	34,807
General and administrative....................................................	21,219	17,588	80,462	75,258
Research and development................................................	1,622	1,293	6,750	5,399
Depreciation and amortization............................................	1,861	1,695	7,374	6,616
Amortization of acquisition-related intangible assets..................	867	754	3,351	2,454
Restructuring and other charges.............................................	1,730	962	5,114	8,206

Total operating expenses................................................	121,808	111,377	473,780	446,992

Income from operations.............................................................	5,664	2,466	15,416	10,206
Interest expense:
Interest on outstanding debt ................................................	115	189	775	732
Amortization of deferred financing costs .................................	116	25	191	99
Interest income ......................................................................	12	22	92	80
Other (income) expense, net ......................................................	(72)	249	878	1,054

Income before income taxes.........................................................	5,517	2,025	13,664	8,401
Provision for (benefit from) income taxes.......................................	(1,009)	(1,248)	1,627	(2,931)

Net income.............................................................	$6,526	$3,273	$12,037	$11,332

Net income per share of common stock:
Basic	$0.11	$0.05	$0.20	$0.19
Diluted	$0.10	$0.05	$0.19	$0.19
Weighted average number of common shares outstanding:
Basic	59,360	59,574	59,989	59,102
Diluted	62,443	62,628	62,003	61,119

LIONBRIDGE TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Amounts in thousands)

	December 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents...................................................	$38,867	$25,797
Accounts receivable, net of allowances of $250 at December 31, 2013 and December 31, 2012.....................................	70,431	64,152
Unbilled receivables.............................................................	19,498	22,127
Other current assets.............................................................	13,104	11,729

Total current assets......................................................	141,900	123,805
Property and equipment, net...................................................	20,968	20,157
Goodwill.........................................................................	19,595	18,652
Acquisition-related intangible assets, net.................................	13,226	16,181
Other assets............................................................	5,696	5,262

Total assets............................................................	$201,385	$184,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.............................................................	$21,784	$19,897
Accrued compensation and benefits.......................................	18,183	14,885
Other accrued expenses and current liabilities............................	25,427	27,564
Deferred revenue.............................................................	10,583	9,277

Total current liabilities................................................	75,977	71,623
Long-term debt...................................................................	27,000	26,700
Deferred income taxes, long-term.............................................	1,143	1,143
Other long-term liabilities......................................................	14,552	15,010
Total stockholders’ equity ...................................................	82,713	69,581

Total liabilities and stockholders’ equity......................	$201,385	$184,057

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Earnings (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net income ........................................	$6,526	$3,273	$12,037	$11,332
Amortization of acquisition-related intangible assets.....................	867	754	3,351	2,454
Stock-based compensation...................................................	1,816	1,445	6,777	5,784
Restructuring and acquisition-related charges............................	1,730	962	5,114	3,969
Asset impairment.............................................................	—	—	—	4,237

Adjusted earnings......................................................	$10,939	$6,434	$27,279	$27,776

Fully diluted weighted average number of common shares outstanding	62,443	62,628	62,003	61,119
Adjusted EPS	$0.18	$0.10	$0.44	$0.45

Contact:
Sara Buda
Lionbridge
(781) 434-6190
sara.buda@lionbridge.com